Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554
	InvestorRelations@delta.com	Media@delta.com

Delta Air Lines Announces December Quarter and Full Year 2023 Financial Results

Delivered industry-leading operational performance and financial results in December quarter

Generated record full year revenue and over $5 billion of pre-tax income, a near doubling over 2022

Guiding to 2024 free cash flow of $3 to $4 billion, an improvement of up to $2 billion over 2023

Expect record March quarter revenue on improving domestic environment and continued strength in international demand, with solid profitability

ATLANTA, January 12, 2024 – Delta Air Lines (NYSE: DAL) today reported financial results for the December quarter and full year 2023 and provided its outlook for the March quarter and full year 2024. Highlights of the December quarter and full year 2023, including both GAAP and adjusted metrics, are on page six and incorporated here.

“2023 was a great year for Delta with industry-leading operational and financial performance. Our people and their commitment to deliver unmatched service excellence for our customers is at the foundation of Delta’s success. We are thrilled to recognize their outstanding work with $1.4 billion in profit sharing payments next month,” said Ed Bastian, Delta’s chief executive officer. “In 2024, demand for air travel remains strong and our customer base is in a healthy financial position with travel a top priority. We expect to grow full year earnings to $6 to $7 per share and generate free cash flow of $3 to $4 billion, further strengthening our financial foundation.”

December Quarter 2023 GAAP Financial Results

•	Operating revenue of $14.2 billion
•	Operating income of $1.3 billion with an operating margin of 9.3 percent
•	Pre-tax income of $2.3 billion with a pre-tax margin of 16.0 percent
•	Earnings per share of $3.16
•	Operating cash flow of $545 million
•	Payments on debt and finance lease obligations of $361 million

December Quarter 2023 Adjusted Financial Results

•	Operating revenue of $13.7 billion, 11 percent higher than the December quarter 2022
•	Operating income of $1.3 billion with an operating margin of 9.7 percent
•	Pre-tax income of $1.1 billion with a pre-tax margin of 7.8 percent
•	Earnings per share of $1.28
•	Operating cash flow of $499 million

1

Full Year 2023 GAAP Financial Results

•	Operating revenue of $58.0 billion
•	Operating income of $5.5 billion with an operating margin of 9.5 percent
•	Pre-tax income of $5.6 billion with a pre-tax margin of 9.7 percent
•	Earnings per share of $7.17
•	Operating cash flow of $6.5 billion
•	Payments on debt and finance lease obligations of $4.1 billion
•	Total debt and finance lease obligations of $20.1 billion at year end

Full Year 2023 Adjusted Financial Results

•	Operating revenue of $54.7 billion, 20 percent higher than the full year 2022
•	Operating income of $6.3 billion with an operating margin of 11.6 percent
•	Pre-tax income of $5.2 billion with a pre-tax margin of 9.5 percent
•	Earnings per share of $6.25
•	Operating cash flow of $7.2 billion
•	Free cash flow of $2.0 billion
•	Adjusted debt to EBITDAR of 3.0x, down from 5.0x at the end of 2022
•	Return on invested capital of 13.4 percent, up 5 points over 2022

Financial Guidance1

FY 2024 Forecast
Earnings Per Share	$6 - $7
Free Cash Flow ($B)	$3 - $4
Adjusted Debt to EBITDAR	2x - 3x

1Q24 Forecast
Total Revenue YoY	Up 3% - 6%
Operating Margin	Approx. 5%
Earnings Per Share	$0.25 - $0.50

[1]Non-GAAP measures; Refer to Non-GAAP reconciliations for historical comparison figures

Additional metrics for financial modeling can be found in the Supplemental Information section under Quarterly Results on ir.delta.com.

Revenue Environment and Outlook

"With industry-leading operational performance and best-in-class service delivered by our people, more customers than ever are choosing Delta. In 2023 we delivered a record $54.7 billion in revenue, 20 percent higher than 2022. Premium and non-ticket revenue has reached 55 percent of total revenue, supporting Delta's differentiated financial results from the industry,” said Glen Hauenstein, Delta’s president. “With strong demand for international travel and a positive inflection in the domestic environment, we expect March quarter adjusted revenue to be 3 to 6 percent higher than the prior year.”

“With our outlook for continued revenue growth, we expect March quarter unit revenues to be flat to down 3 percent over 2023,” Glen said. “The midpoint of this outlook implies a two-point sequential improvement in unit revenues on a year-over-year basis. The March quarter includes a headwind from higher international mix, the normalization of travel credit utilization and lapping a competitor’s operational challenges in the year ago period.”

2

•	Industry-leading operational results with strong leisure and business demand continuing: Delta delivered record December quarter revenue with the highest holiday travel volumes in its history. Operational performance was best-in-class with leading system-wide completion factor and on-time performance. Corporate sales accelerated into year end, including double-digit year-over-year growth in the month of December. Technology and Financial Services led momentum for the December quarter, with Media and Auto sectors seeing notable traction following strike resolutions. Recent corporate survey results indicate that 93 percent of companies surveyed expect their travel volumes to increase sequentially or stay the same in the March quarter and into 2024.
•	International demand remains strong: International passenger revenue was 25 percent higher versus the December quarter 2022 with double-digit revenue and capacity growth in the Transatlantic, Pacific and Latin entities. Transatlantic performance led with passenger unit revenues up 9 percent versus the December quarter 2022. Full year results generated record margins across all three international regions.
•	Premium and Loyalty driving revenue diversification: Premium revenue grew 15 percent versus the December quarter 2022 on record paid load factors, outperforming Main Cabin. Loyalty revenue improved 11 percent, driven by strong co-brand spend growth. Remuneration from American Express for the December quarter was $1.7 billion, approximately 11 percent higher than the December quarter 2022, and full year remuneration of $6.8 billion grew 22 percent year-over-year. For the full year, diversified revenue streams, including Loyalty, Premium, Cargo, and MRO comprised 55 percent of total revenues.

Cost Performance and Outlook

“We closed the year strong, with full-year operating margin expanding by four points to 11.6 percent.” said Dan Janki, Delta’s chief financial officer. “In 2024 we are entering a period of optimization and expect to unlock efficiencies that will fund continued investment in our people, our operation and our customers. We expect to deliver earnings and cash flow growth for the full year, with non-fuel unit costs up low-single digits over 2023.”

December Quarter 2023 Cost Performance

•	Operating expense of $12.9 billion and adjusted operating expense of $12.3 billion
•	Adjusted non-fuel costs of $9.1 billion
•	Non-fuel CASM was 1.1 percent higher year-over-year
•	Adjusted fuel expense of $2.9 billion was up 6 percent year-over-year
•	Adjusted fuel price of $3.00 per gallon declined 6 percent year-over-year with a breakeven refinery contribution following the planned maintenance at the refinery facilities
•	Fuel efficiency, defined as gallons per 1,000 ASMs, was 14.3, a 2 percent improvement year-over-year

Full Year 2023 Cost Performance

•	Operating expense of $52.5 billion and adjusted operating expense of $48.3 billion
•	Adjusted non-fuel costs of $35.8 billion
•	Non-fuel CASM was 2.3 percent higher year-over-year
•	Adjusted fuel expense of $11.1 billion was down 3 percent year-over-year
•	Adjusted fuel price of $2.83 per gallon declined 16 percent year-over-year and includes a refinery benefit of 10¢ per gallon
•	Fuel efficiency, defined as gallons per 1,000 ASMs, was 14.4, a 1.4 percent improvement year-over-year

3

Balance Sheet, Cash and Liquidity

“Delta delivered $2 billion of free cash flow in the year, while reinvesting in the business and repaying $4.1 billion of gross debt. During the year, we reduced leverage to 3x and reinstated the quarterly dividend,” Janki said. “We expect 2024 free cash flow of $3 to $4 billion, an up to $2 billion improvement driven by continued earnings growth, lower capital expenditures and a higher mix of cash sales. With strong cash generation, we expect to continue reducing debt and growing our unencumbered asset base, progressing our balance sheet towards investment grade.”

•	Adjusted net debt of $21.4 billion at December quarter end, a reduction of $879 million from the end of 2022
•	Payments on debt and finance lease obligations for the full year of $4.1 billion
•	Weighted average interest rate of 4.6 percent with 90 percent fixed rate debt and 10 percent variable rate debt
•	Borrowed $878 million in connection with tax-exempt bond financing to provide a majority of funding to complete the generational terminal transformation at LaGuardia airport
•	Adjusted operating cash flow in the December quarter of $499 million and gross capital expenditures of $1.2 billion
•	Full year adjusted operating cash flow of $7.2 billion and gross capital expenditures of $5.3 billion, resulting in $2.0 billion free cash flow
•	Air Traffic Liability ended the year at $7.0 billion
•	Liquidity* of $6.8 billion at year-end, including $2.9 billion in undrawn revolver capacity

*Includes cash and cash equivalents, short-term investments and undrawn revolving credit facilities

Fleet Update

Today, Delta announced it reached an agreement with Airbus to purchase twenty A350-1000s, with options for twenty additional widebody aircraft. Deliveries of the aircraft are scheduled to begin in 2026. In addition to improved fuel efficiency, these aircraft will add higher gauge, more premium seating and greater cargo capabilities to the international widebody fleet. The company also announced a service agreement with Rolls Royce to service its Trent XWB-97 engines. The order for the aircraft is within Delta’s previously announced capital expenditure and capacity targets.

4

December Quarter and Full Year 2023 Highlights

Operations, Network and Fleet

•	Earned the Cirium Platinum Award for operational excellence for the third consecutive year, and named the most on-time airline in North America, a demonstration of Delta's commitment to operational performance and minimizing passenger disruption
•	Operated the most reliable airline during the quarter[1] with a completion factor of 99.8%, and for the full year, Delta’s network system ranked first among competitors in on-time arrivals[2]
•	Took delivery of 15 aircraft in the December quarter, bringing full year aircraft deliveries to 43, including 27 A321neo, 9 A220-300 and 7 A330-900 aircraft
•	Building on Delta's partnership with LATAM, launched new and returning service to Rio de Janeiro from Delta's Atlanta and New York-JFK hubs
•	Announced daily nonstop service from Seattle to Taipei beginning June 2024
•	Launched a long-term codeshare agreement with EL AL Israel airlines in December with travel beginning January 1st, improving connection for customers flying between the Americas and Tel-Aviv
•	Announced the launch of Delta’s codeshare relationship with airBaltic, providing customers with convenient connections and more flexible booking options between North America and Latvia

Culture and People

•	Delta people earned $1.4 billion in profit sharing and $53 million in Shared Rewards for the year, recognizing the outstanding performance of Delta’s 100,000 employees
•	Delta ranked No. 13 in the U.S. on Glassdoor's Best Places to Work list, the 8th year in a row the company has been named a Best Place to Work by Glassdoor
•	Delta volunteers helped build four Habitat for Humanity homes, bringing the total built or rehabbed by Delta to 283 across 13 countries
•	Building on Delta's Propel Program designed to develop the next generation of pilots, welcomed 61 employees to the program in the year
•	Delta celebrated 19 years in partnership with Marine Toys for Tots, presenting over 1,200 bikes, 1,200 toys and a $50,000 contribution to the organization at its annual holiday event at Delta TechOps. Delta has contributed $700,000 annually to Toys for Tots system wide.

Customer Experience and Loyalty

•	Engagement with Delta and the SkyMiles program reached an all-time high, with record membership growth, co-brand spend and revenue from travel-adjacent services
•	Named the No. 1 airline in the Business Travel News Airline survey for the 13th consecutive year, citing Delta’s customer service, distribution channels, expansive network and quality of communications
•	Delta’s LAX Sky Club was named North America’s Best Airline Lounge for 2023 by Business Traveler
•	Added Walmart+ to the Delta Sync suite of partners to offer customers the power and convenience of shopping from the air
•	Opened the Window Seat Shop at JFK during the holiday season, where SkyMiles members can shop artisan gifts from small businesses across Delta’s global network while earning Medallion Qualification Dollars (MQDs) toward 2025 status
•	The Fly Delta App crossed 1 billion in annual visits in 2023, up 25% year-over-year

Environmental, Social and Governance

•	Improved fuel efficiency through fleet renewal and saved more than 8 million gallons of fuel year-over-year through other cross-divisional efforts, coordinated through Delta’s Carbon Council. Initiatives include catering service weight reduction and enhanced aircraft routing
•	Delta retired the CRJ-200, its least fuel-efficient aircraft type, making Delta the only major U.S. airline with premium seating on every flight
•	Began final testing of paper cups onboard, with the opportunity to eliminate nearly seven million pounds of single-use plastics onboard annually once fully implemented system wide
•	Recognized by Forbes in three of its annual lists of America's Best Employers for Women, America's Best Employers for Veterans and America's Best Employers for Diversity
•	Identified by Newsweek as one of America's Greatest Workplaces for LGBTQ+ and for Veterans
•	Delta led the formation of Americans for Clean Aviation Fuels, a coalition of the largest industrial sectors in America focused on promoting the economic benefits of building a robust market for Sustainable Aviation Fuel (SAF)
•	Delta continues to make progress increasing representation of women, Black talent and Latin and Hispanic talent in management roles across the company, as outlined in the 2023 Close the Gap update

1FlightStats preliminary data for Delta flights system wide and for Delta's competitive set (AA, UA, B6, AS, WN, and DL), from October 1 - December 31, 2023.

2FlightStats preliminary data for Delta flights system wide and for Delta's competitive set (AA, UA, B6, AS, WN, and DL), from January 1 - December 31, 2023. On-time is defined as A0.

5

December Quarter and Full Year 2023 Results

December quarter and full year results have been adjusted primarily for the third-party refinery sales, unrealized gains on investments, one-time expenses related to the new pilot agreement and loss on extinguishment of debt as described in the reconciliations in Note A.

	GAAP		Adjusted		GAAP		Adjusted
($ in millions except per share and unit costs)	4Q23	4Q22	4Q23	4Q22	FY23	FY22	FY23	FY22
Operating income	1,323	1,470	1,330	1,422	5,521	3,661	6,334	3,566
Operating margin	9.3%	10.9%	9.7%	11.6%	9.5%	7.2%	11.6%	7.8%
Pre-tax income	2,275	1,120	1,064	1,242	5,608	1,914	5,220	2,703
Pre-tax margin	16.0%	8.3%	7.8%	10.1%	9.7%	3.8%	9.5%	5.9%
Net income	2,037	828	826	950	4,609	1,318	4,020	2,053
Diluted earnings per share	3.16	1.29	1.28	1.48	7.17	2.06	6.25	3.20
Operating revenue	14,223	13,435	13,661	12,292	58,048	50,582	54,669	45,605
Total revenue per available seat mile (TRASM) (cents)	20.78	22.58	19.95	20.66	21.34	21.69	20.10	19.55
Operating expense	12,900	11,965	12,330	10,871	52,527	46,921	48,335	42,039
Cost per available seat mile (CASM) (cents)	18.84	20.11	13.29	13.14	19.31	20.12	13.17	12.87
Fuel expense	2,941	2,849	2,933	2,778	11,069	11,482	11,121	11,453
Average fuel price per gallon	3.01	3.28	3.00	3.20	2.82	3.36	2.83	3.36
Operating cash flow	545	1,189	499	1,211	6,464	6,363	7,216	6,210
Capital expenditures	1,602	2,200	1,201	2,113	5,323	6,366	5,305	6,008
Total debt and finance lease obligations	20,054	23,030			20,054	23,030
Adjusted net debt			21,424	22,303			21,424	22,303

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About Delta Air Lines Through the warmth and service of Delta Air Lines (NYSE: DAL) people and the power of innovation, Delta never stops looking for ways to make every trip feel tailored to every customer. 100,000 Delta people lead the way in delivering a world-class customer experience on over 4,000 daily flights to more than 280 destinations on six continents, connecting people to places and to each other.

Delta served more than 190 million customers in 2023 -- safely, reliably and with industry-leading customer service innovation – and was again recognized as North America’s most on-time airline. We remain committed to ensuring that the future of travel is connected, personalized and enjoyable. Our people’s genuine and enduring motivation is to make every customer feel welcomed and respected across every point of their journey with us.

Headquartered in Atlanta, Delta operates significant hubs and key markets in Amsterdam, Atlanta, Bogota, Boston, Detroit, Lima, London-Heathrow, Los Angeles, Mexico City, Minneapolis-St. Paul, New York-JFK and LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Santiago (Chile), Sao Paulo, Seattle, Seoul-Incheon and Tokyo.

As the leading global airline, Delta's mission to connect the world creates opportunities, fosters understanding and expands horizons by connecting people and communities to each other and to their own potential.

Powered by innovative and strategic partnerships with Aeromexico, Air France-KLM, China Eastern, Korean Air, LATAM, Virgin Atlantic and WestJet, Delta brings more choice and competition to customers worldwide. Delta’s premium product line is elevated by its unique partnership with Wheels Up Experience.

Delta is America's most-awarded airline thanks to the dedication, passion and professionalism of its people. It has been recognized by Cirium for operational excellence, as the top U.S. airline by the Wall Street Journal, among Fast Company's most innovative companies, the World's Most Admired Airline according to Fortune, as one of Glassdoor's Best Places to Work, and a top employer for diversity, veterans and best workplaces for women by Forbes.

Forward Looking Statements

Statements made in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward-looking statements” under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of incurring significant debt in response to the COVID-19 pandemic; failure to comply with the financial and other covenants in our financing agreements; the possible effects of accidents involving our aircraft or aircraft of our airline partners; breaches or lapses in the security of technology systems on which we rely, which could compromise the data stored within them, as well as failure to comply with ever-evolving global privacy and security regulatory obligations or adequately address increasing customer focus on privacy issues and data security; disruptions in our information technology infrastructure; our dependence on technology in our operations; our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to realize the full value of intangible or long-lived assets; labor issues; the effects on our business of seasonality and other factors beyond our control, including severe weather conditions, natural disasters or other environmental events, including from the impact of climate change; changes in the cost of aircraft fuel; extended disruptions in the supply of aircraft fuel, including from Monroe Energy, LLC (“Monroe”), a wholly-owned subsidiary of Delta; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; failure to comply with existing and future environmental regulations to which Monroe’s refinery operations are subject, including costs related to compliance with renewable fuel standard regulations; significant damage to our reputation and brand, including from exposure to significant adverse publicity or inability to achieve certain sustainability goals; our ability to retain senior management and other key employees, and to maintain our company culture; disease outbreaks, such as the COVID-19 pandemic or similar public health threats, and measures implemented to combat them; the effects of terrorist attacks, geopolitical conflict or security events; competitive conditions in the airline industry; extended interruptions or disruptions in service at major airports at which we operate or significant problems associated with types of aircraft or engines we operate; the effects of extensive government regulation we are subject to; the impact of environmental regulation, including but not limited to increased regulation to reduce emissions and other risks associated with climate change, and the cost of compliance with more stringent environmental regulations; and unfavorable economic or political conditions in the markets in which we operate or volatility in currency exchange rates.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of the date of this press release, and which we undertake no obligation to update except to the extent required by law.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions, except per share data)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Operating Revenue:
Passenger	$12,174	$10,889	$1,285	12%	$48,909	$40,218	$8,691	22%
Cargo	188	248	(60)	(24)%	723	1,050	(327)	(31)%
Other	1,861	2,298	(437)	(19)%	8,416	9,314	(898)	(10)%
Total operating revenue	14,223	13,435	788	6%	58,048	50,582	7,466	15%

Operating Expense:
Salaries and related costs	3,769	3,071	698	23%	14,607	11,902	2,705	23%
Aircraft fuel and related taxes	2,941	2,849	92	3%	11,069	11,482	(413)	(4)%
Ancillary businesses and refinery	745	1,308	(563)	(43)%	4,172	5,756	(1,584)	(28)%
Contracted services	1,033	920	113	12%	4,041	3,345	696	21%
Landing fees and other rents	683	570	113	20%	2,563	2,181	382	18%
Aircraft maintenance materials and outside repairs	572	508	64	13%	2,432	1,982	450	23%
Depreciation and amortization	610	554	56	10%	2,341	2,107	234	11%
Passenger commissions and other selling expenses	563	507	56	11%	2,334	1,891	443	23%
Regional carrier expense	537	504	33	7%	2,200	2,051	149	7%
Passenger service	442	403	39	10%	1,750	1,453	297	20%
Profit sharing	299	272	27	10%		563	820	NM
Pilot agreement and related expenses	–	–	–	–%	864	–	864	NM
Aircraft rent	137	128	9	7%	532	508	24	5%
Other	569	371	198	53%	2,239	1,700	539	32%
Total operating expense	12,900	11,965	935	8%	52,527	46,921	5,606	12%

Operating Income	1,323	1,470	(147)	(10)%	5,521	3,661	1,860	51%

Non-Operating Income/(Expense):
Interest expense, net	(207)	(238)	31	(13)%	(834)	(1,029)	195	(19)%
Gain/(loss) on investments, net	1,218	(170)	1,388	NM	1,263	(783)	2,046	NM
Loss on extinguishment of debt	–	–	–	–%	(63)	(100)	37	(37)%
Pension and related (expense)/benefit	(61)	74	(135)	NM	(244)	292	(536)	NM
Miscellaneous, net	2	(16)	18	NM	(35)	(127)	92	(72)%
Total non-operating income/(expense), net	952	(350)	1,302	NM	87	(1,747)	1,834	NM

Income Before Income Taxes	2,275	1,120	1,155	NM	5,608	1,914	3,694	NM

Income Tax Provision	(238)	(292)	54	(18)%	(999)	(596)	(403)	68%

Net Income	$2,037	$828	$1,209	NM	$4,609	$1,318	$3,291	NM

Basic Earnings Per Share	$3.19	$1.30			$7.21	$2.07
Diluted Earnings Per Share	$3.16	$1.29			$7.17	$2.06

Basic Weighted Average Shares Outstanding	639	638			639	638
Diluted Weighted Average Shares Outstanding	644	641			643	641

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DELTA AIR LINES, INC.

Passenger Revenue

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Ticket - Main cabin	$5,939	$5,398	$541	10%	$24,477	$20,396	$4,081	20%
Ticket - Premium products	4,856	4,223	633	15%	19,119	15,230	3,889	26%
Loyalty travel awards	915	825	90	11%	3,462	2,898	564	19%
Travel-related services	464	443	21	5%	1,851	1,694	157	9%
Passenger revenue	$12,174	$10,889	$1,285	12%	$48,909	$40,218	$8,691	22%

DELTA AIR LINES, INC.

Other Revenue

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
(in millions)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Refinery	$563	$1,142	$(579)	(51)%	$3,379	$4,977	$(1,598)	(32)%
Loyalty program	802	720	82	11%	3,093	2,597	496	19%
Ancillary businesses	183	182	1	1%	840	846	(6)	(1)%
Miscellaneous	313	254	59	23%	1,104	894	210	23%
Other revenue	$1,861	$2,298	$(437)	(19)%	$8,416	$9,314	$(898)	(10)%

DELTA AIR LINES, INC.

Total Revenue

(Unaudited)

		Increase (Decrease)
		4Q23 vs 4Q22
Revenue	4Q23($M)	Change	Unit Revenue	Yield	Capacity
Domestic	$8,769	7%	(4)%	(2)%	12%
Atlantic	1,900	23%	9%	6%	13%
Latin America	952	18%	(7)%	(7)%	28%
Pacific	553	45%	1%	1%	44%
Passenger Revenue	$12,174	12%	(3)%	(2)%	15%
Cargo Revenue	188	(24)%
Other Revenue	1,861	(19)%
Total Revenue	$14,223	6%	(8)%
Third Party Refinery Sales	(563)
Total Revenue, adjusted	$13,661	11%	(3)%

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2023	2022	Change		2023	2022	Change
Revenue passenger miles (millions)	57,655	50,476	14%		232,241	195,480	19%
Available seat miles (millions)	68,462	59,506	15%		272,033	233,226	17%
Passenger mile yield (cents)	21.12	21.57	(2)%		21.06	20.57	2%
Passenger revenue per available seat mile (cents)	17.78	18.30	(3)%		17.98	17.24	4%
Total revenue per available seat mile (cents)	20.78	22.58	(8)%		21.34	21.69	(2)%
TRASM, adjusted - see Note A (cents)	19.95	20.66	(3)%		20.10	19.55	3%
Cost per available seat mile (cents)	18.84	20.11	(6)%		19.31	20.12	(4)%
CASM-Ex - see Note A (cents)	13.29	13.14	1.1%		13.17	12.87	2.3%
Passenger load factor	84%	85%	(1	)pt	85%	84%	1	pt
Fuel gallons consumed (millions)	978	869	13%		3,926	3,412	15%
Average price per fuel gallon	$3.01	$3.28	(8)%		$2.82	$3.36	(16)%
Average price per fuel gallon, adjusted - see Note A	$3.00	$3.20	(6)%		$2.83	$3.36	(16)%

10

DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,
(in millions)	2023	2022
Cash Flows From Operating Activities:
Net Income	$2,037	$828
Depreciation and amortization	610	554
(Gain) loss on fair value investments	(1,220)	165
Changes in air traffic liability	(1,694)	(837)
Changes in profit sharing	299	272
Changes in balance sheet and other, net	513	207
Net cash provided by operating activities	545	1,189

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(1,085)	(1,643)
Ground property and equipment, including technology	(517)	(557)
Purchase of short-term investments	–	(2,129)
Redemption of short-term investments	1,060	221
Acquisition of strategic investments	–	(717)
Other, net	7	89
Net cash used in investing activities	(535)	(4,736)

Cash Flows From Financing Activities:
Proceeds from long-term obligations	878	–
Payments on debt and finance lease obligations	(361)	(285)
Cash dividends	(64)	–
Other, net	(37)	(20)
Net cash provided by/(used in) financing activities	416	(305)

Net Increase/(Decrease) in Cash, Cash Equivalents and Restricted Cash Equivalents	426	(3,852)
Cash, cash equivalents and restricted cash equivalents at beginning of period	2,969	7,325
Cash, cash equivalents and restricted cash equivalents at end of period	$3,395	$3,473

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets to the total of the same such amounts shown above:

Current assets:
Cash and cash equivalents	$2,741	$3,266
Restricted cash included in prepaid expenses and other	199	138
Other assets:
Restricted cash included in other noncurrent assets	455	69
Total cash, cash equivalents and restricted cash equivalents	$3,395	$3,473

11

DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in millions)	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$2,741	$3,266
Short-term investments	1,127	3,268
Accounts receivable, net	3,130	3,176
Fuel inventory, expendable parts and supplies inventories, net	1,314	1,424
Prepaid expenses and other	1,847	1,877
Total current assets	10,159	13,011

Property and Equipment, Net:
Property and equipment, net	35,486	33,109

Other Assets:
Operating lease right-of-use assets	6,926	7,036
Goodwill	9,753	9,753
Identifiable intangibles, net	5,983	5,992
Equity investments	3,457	2,128
Other noncurrent assets	1,734	1,259
Total other assets	27,853	26,168
Total assets	$73,498	$72,288

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of debt and finance leases	$2,983	$2,359
Current maturities of operating leases	746	714
Air traffic liability	7,044	8,160
Accounts payable	4,516	5,106
Accrued salaries and related benefits	4,564	3,288
Loyalty program deferred revenue	3,908	3,434
Fuel card obligation	1,100	1,100
Other accrued liabilities	1,616	1,779
Total current liabilities	26,477	25,940

Noncurrent Liabilities:
Debt and finance leases	17,071	20,671
Pension, postretirement and related benefits	3,744	3,707
Loyalty program deferred revenue	4,512	4,448
Noncurrent operating leases	6,404	6,866
Deferred income taxes, net	874	24
Other noncurrent liabilities	3,440	4,050
Total noncurrent liabilities	36,045	39,766

Commitments and Contingencies

Stockholders' Equity:	10,976	6,582
Total liabilities and stockholders' equity	$73,498	$72,288

12

Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below. Reconciliations may not calculate due to rounding.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is not able to reconcile forward looking non-GAAP financial measures without unreasonable effort because the adjusting items such as those used in the reconciliations below will not be known until the end of the period and could be significant.

Adjustments. These reconciliations include certain adjustments to GAAP measures that are made to provide comparability between the reported periods, if applicable, and for the reasons indicated below:

Third-party refinery sales. Refinery sales to third parties, and related expenses, are not related to our airline segment. Excluding these sales therefore provides a more meaningful comparison of our airline operations to the rest of the airline industry.

MTM adjustments and settlements on hedges. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period, and therefore we remove this impact to allow investors to better understand and analyze our core performance. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

Restructuring charges. During 2020, we recorded restructuring charges for items such as fleet impairments and voluntary early retirement and separation programs following strategic business decisions in response to the COVID-19 pandemic. During 2022, we recognized adjustments to certain of those restructuring charges, representing changes in our estimates.

One-time pilot agreement expenses. In the March 2023 quarter, Delta pilots ratified a new four-year Pilot Working Agreement effective January 1, 2023. The agreement included a provision for a one-time payment made upon ratification in the March 2023 quarter of $735 million. Additionally, we recorded adjustments to other benefit-related items of approximately $130 million. Adjusting for these expenses allows investors to better understand and analyze our core cost performance.

MTM adjustments on investments. Unrealized gains/losses result from our equity investments that are accounted for at fair value in non-operating expense. The gains/losses are driven by changes in stock prices, foreign currency fluctuations and other valuation techniques for investments in certain companies, particularly those without publicly-traded shares. During the December 2023 quarter, Delta recorded an $848 million MTM gain from our investment in Wheels Up based on the closing price of its shares at the end of the quarter as traded on the New York Stock Exchange. Adjusting for these gains/losses allows investors to better understand and analyze our core operational performance in the periods shown.

Loss on extinguishment of debt. This adjustment relates to early termination of a portion of our debt. Adjusting for these losses allows investors to better understand and analyze our core operational performance in the periods shown.

Operating Revenue, adjusted and Revenue Per Available Seat Mile ("TRASM"), adjusted

	Three Months Ended			4Q23 vs 4Q22
(in millions)	December 31, 2023	March 31, 2023	December 31, 2022	% Change
Operating revenue	$14,223	$12,759	$13,435
Adjusted for:
Third-party refinery sales	(563)	(916)	(1,142)
Operating revenue, adjusted	$13,661	$11,842	$12,292	11%

13

	Year Ended
(in millions)	December 31, 2023	December 31, 2022	% Change
Operating revenue	$58,048	$50,582
Adjusted for:
Third-party refinery sales	(3,379)	(4,977)
Operating revenue, adjusted	$54,669	$45,605	20%

	Three Months Ended			4Q23 vs 4Q22
	December 31, 2023	March 31, 2023	December 31, 2022	% Change
TRASM (cents)	20.78	20.80	22.58
Adjusted for:
Third-party refinery sales	(0.82)	(1.49)	(1.92)
TRASM, adjusted	19.95	19.30	20.66	(3)%

	Year Ended
	December 31, 2023	December 31, 2022
TRASM (cents)	21.34	21.69
Adjusted for:
Third-party refinery sales	(1.24)	(2.13)
TRASM, adjusted	20.10	19.55

Pre-Tax Income, Net Income, and Diluted Earnings per Share, adjusted

	Three Months Ended			Three Months Ended
	December 31, 2023			December 31, 2023
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$2,275	$(238)	$2,037	$3.16
Adjusted for:
MTM adjustments and settlements on hedges	7
MTM adjustments on investments	(1,218)
Non-GAAP	$1,064	$(238)	$826	$1.28

	Three Months Ended			Three Months Ended
	December 31, 2022			December 31, 2022
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,120	$(292)	$828	$1.29
Adjusted for:
MTM adjustments and settlements on hedges	70
MTM adjustments on investments	170
Restructuring charges	(118)
Non-GAAP	$1,242	$(292)	$950	$1.48

14

	Year Ended			Year Ended
	December 31, 2023			December 31, 2023
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$5,608	$(999)	$4,609	$7.17
Adjusted for:
MTM adjustments and settlements on hedges	(52)
MTM adjustments on investments	(1,263)
Loss on extinguishment of debt	63
One-time pilot agreement expenses	864
Non-GAAP	$5,220	$(1,200)	$4,020	$6.25

	Year Ended			Year Ended
	December 31, 2022			December 31, 2022
	Pre-Tax	Income	Net	Earnings
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,914	$(596)	$1,318	$2.06
Adjusted for:
MTM adjustments and settlements on hedges	29
MTM adjustments on investments	784
Loss on extinguishment of debt	100
Restructuring charges	(124)
Non-GAAP	$2,703	$(650)	$2,053	$3.20

Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Free cash flow is also used internally as a component of our 2023 incentive compensation program. Free cash flow is defined as net cash from operating activities and net cash from investing activities, adjusted for (i) net redemptions of short-term investments, (ii) strategic investments and related, (iii) net cash flows related to certain airport construction projects and other, (iv) financed aircraft acquisitions and (v) pilot agreement payment. These adjustments are made for the following reasons:

Net redemptions of short-term investments. Net redemptions of short-term investments represent the net purchase and sale activity of investments and marketable securities in the period, including gains and losses. We adjust for this activity to provide investors a better understanding of the company's free cash flow generated by our operations.

Strategic investments and related. Certain cash flows related to our investments in and related transactions with other airlines and associated companies are included in our GAAP investing activities. We adjust for this activity because it provides a more meaningful comparison to our airline industry peers.

Net cash flows related to certain airport construction projects and other. Cash flows related to certain airport construction projects are included in our GAAP operating activities and capital expenditures. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's free cash flow and capital expenditures that are core to our operations in the periods shown.

Financed aircraft acquisitions. This adjustment reflects aircraft deliveries that are leased as capital expenditures. The adjustment is based on their original contractual purchase price or an estimate of the aircraft's fair value and provides a more meaningful view of our investing activities.

Pilot agreement payment. In March 2023, Delta pilots ratified a new four-year Pilot Working Agreement effective January 1, 2023. The agreement includes a provision for a one-time payment upon ratification in the March 2023 quarter of $735 million. We adjust for this item to provide investors a better understanding of our recurring free cash flow generated by our operations.

15

Year Ended
(in millions)	December 31, 2023
Net cash provided by operating activities	$6,464
Net cash used in investing activities	(3,148)
Adjusted for:
Net redemptions of short-term investments	(2,235)
Strategic investments and related	152
Net cash flows related to certain airport construction projects and other	496
Financed aircraft acquisitions	(461)
Pilot agreement payment	735
Free cash flow	$2,003

Operating Income, adjusted

	Three Months Ended
(in millions)	December 31, 2023	December 31, 2022
Operating income	$1,323	$1,470
Adjusted for:
MTM adjustments and settlements on hedges	7	70
Restructuring charges	–	(118)
Operating income, adjusted	$1,330	$1,422

	Year Ended
(in millions)	December 31, 2023	December 31, 2022
Operating Income	$5,521	$3,661
Adjusted for:
MTM adjustments and settlements on hedges	(52)	29
One-time pilot agreement expenses	864	–
Restructuring charges	–	(124)
Operating income, adjusted	$6,334	$3,566

Operating Margin, adjusted

	Three Months Ended
	December 31, 2023	December 31, 2022
Operating margin	9.3%	10.9%
Adjusted for:
Third-party refinery sales	0.4	1.0
MTM adjustments and settlements on hedges	0.1	0.5
Restructuring charges	–	(0.9)
Operating margin, adjusted	9.7%	11.6%

16

	Year Ended
	December 31, 2023	December 31, 2022
Operating margin	9.5%	7.2%
Adjusted for:
Third-party refinery sales	0.7	0.8
MTM adjustments and settlements on hedges	(0.1)	0.1
One-time pilot agreement expenses	1.5	–
Restructuring charges	–	(0.2)
Operating margin, adjusted	11.6%	7.8%

Pre-Tax Margin, adjusted

	Three Months Ended
	December 31, 2023	December 31, 2022
Pre-tax margin	16.0%	8.3%
Adjusted for:
Third-party refinery sales	0.3	0.9
MTM adjustments and settlements on hedges	0.1	0.5
MTM adjustments on investments	(8.6)	1.3
Restructuring charges	–	(0.9)
Pre-tax margin, adjusted	7.8%	10.1%

	Year Ended
	December 31, 2023	December 31, 2022
Pre-tax margin	9.7%	3.8%
Adjusted for:
Third-party refinery sales	0.6	0.6
MTM adjustments and settlements on hedges	(0.1)	0.1
MTM adjustments on investments	(2.2)	1.5
Loss on extinguishment of debt	0.1	0.2
One-time pilot agreement expenses	1.5	–
Restructuring charges	–	(0.2)
Pre-tax margin, adjusted	9.5%	5.9%

Operating Cash Flow, adjusted. We present operating cash flow, adjusted because management believes adjusting for the following items provides a more meaningful measure for investors:

Net cash flows related to certain airport construction projects and other. Cash flows related to certain airport construction projects are included in our GAAP operating activities. We have adjusted for these items, which were primarily funded by cash restricted for airport construction, to provide investors a better understanding of the company's operating cash flow that is core to our operations in the periods shown.

Pilot agreement payment. In March 2023, Delta pilots ratified a new four-year Pilot Working Agreement effective January 1, 2023. The agreement includes a provision for a one-time payment upon ratification in the March 2023 quarter of $735 million. We adjust for this item to provide investors a better understanding of our recurring free cash flow generated by our operations.

	Three Months Ended
(in millions)	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$545	$1,189
Adjusted for:
Net cash flows related to certain airport construction projects and other	(45)	22
Net cash provided by operating activities, adjusted	$499	$1,211

17

	Year Ended
(in millions)	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$6,464	$6,363
Adjusted for:
Net cash flows related to certain airport construction projects and other	17	(154)
Pilot agreement payment	735	–
Net cash provided by operating activities, adjusted	$7,216	$6,210

Adjusted Debt to Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR"). We present adjusted debt to EBITDAR because management believes this metric is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes LGA bonds and operating lease liabilities. We calculate EBITDAR by adding depreciation and amortization to GAAP operating income and adjusting for the fixed portion of operating lease expense.

(in billions)	December 31, 2023	December 31, 2022
Debt and finance lease obligations	$20	$23
Plus: Operating lease liability	7	8
Plus: Sale leaseback liability	2	2
Adjusted Debt	$29	$33

	Year Ended
(in billions)	December 31, 2023		December 31, 2022
GAAP operating income	$6		$4
Adjusted for:
One-time pilot agreement expenses	1		–
Operating income, adjusted	6		4
Adjusted for:
Depreciation and amortization	2		2
Fixed portion of operating lease expense	1		1
EBITDAR	$10		$7

Adjusted Debt to EBITDAR	3.0	x	5.0	x

18

After-tax Return on Invested Capital ("ROIC"). We present after-tax return on invested capital as management believes this metric is helpful to investors in assessing the company's ability to generate returns using its invested capital as a measure against the industry. Return on invested capital is tax-effected adjusted total pre-tax income divided by average adjusted invested capital. Average adjusted invested capital represents the sum of the adjusted book value of equity at the end of the last five quarters, adjusted for pension impacts within other comprehensive income. Average adjusted gross debt is calculated using amounts as of the end of the last five quarters. All adjustments to calculate ROIC are intended to provide a more meaningful comparison of our results to the airline industry.

	Year Ended
(in millions)	December 31, 2023	December 31, 2022
Pre-tax income	$5,608	$1,914
Adjusted for:
MTM adjustments and settlements on hedges	(52)	29
MTM adjustments on investments	(1,263)	784
Loss on extinguishment of debt	63	100
One-time pilot agreement expenses	864	–
Restructuring charges	–	(124)
Amortization of retirement actuarial loss	246	305
Interest expense, net and interest expense included in aircraft rent	1,176	1,366
Pre-tax adjusted income	$6,642	$4,374
Tax effect	(1,507)	(1,052)
Tax-effected adjusted total pre-tax income	$5,135	$3,322

Adjusted book value of equity	$14,606	$12,140
Average adjusted gross debt	23,636	27,493
Averaged adjusted invested capital	$38,242	$39,633

After-tax Return on Invested Capital	13.4%	8.4%

Operating revenue, adjusted related to premium products and diverse revenue streams

Year Ended
(in millions)	December 31, 2023
Operating revenue	$58,048
Adjusted for:
Third-party refinery sales	(3,379)
Operating revenue, adjusted	$54,669
Less: main cabin revenue	(24,477)
Operating revenue, adjusted related to premium products and diverse revenue streams	$30,192
Percent of operating revenue, adjusted related to premium products and diverse revenue streams	55%

19

Adjusted Non-Fuel Cost and Non-Fuel Unit Cost or Cost per Available Seat Mile, ("CASM-Ex")

We adjust operating expense and CASM for certain items described above, as well as the following items and reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

	Three Months Ended
(in millions)	December 31, 2023	December 31, 2022
Operating Expense	$12,900	$11,965
Adjusted for:
Third-party refinery sales	(563)	(1,142)
Aircraft fuel and related taxes	(2,941)	(2,849)
Profit sharing	(299)	(272)
Restructuring charges	–	118
Non-Fuel Cost	$9,098	$7,821

	Year Ended
(in millions)	December 31, 2023	December 31, 2022
Operating Expense	$52,527	$46,921
Adjusted for:
Third-party refinery sales	(3,379)	(4,977)
Aircraft fuel and related taxes	(11,069)	(11,482)
Profit sharing	(1,383)	(563)
One-time pilot agreement expenses	(864)	–
Restructuring charges	–	124
Non-Fuel Cost	$35,831	$30,024

	Three Months Ended
	December 31, 2023	December 31, 2022	% Change
CASM (cents)	18.84	20.11
Adjusted for:
Third-party refinery sales	(0.82)	(1.92)
Aircraft fuel and related taxes	(4.30)	(4.78)
Profit sharing	(0.44)	(0.46)
Restructuring charges	–	0.20
CASM-Ex	13.29	13.14	1.1%

20

	Year Ended
	December 31, 2023	December 31, 2022	% Change
CASM (cents)	19.31	20.12
Adjusted for:
Third-party refinery sales	(1.24)	(2.13)
Aircraft fuel and related taxes	(4.07)	(4.92)
Profit sharing	(0.51)	(0.24)
One-time pilot agreement expenses	(0.32)	–
Restructuring charges	–	0.05
CASM-Ex	13.17	12.87	2.3%

Operating Expense, adjusted

	Three Months Ended
(in millions)	December 31, 2023	December 31, 2022
Operating expense	$12,900	$11,965
Adjusted for:
Third-party refinery sales	(563)	(1,142)
MTM adjustments and settlements on hedges	(7)	(70)
Restructuring charges	–	118
Operating expense, adjusted	$12,330	$10,871

	Year Ended
(in millions)	December 31, 2023	December 31, 2022
Operating expense	$52,527	$46,921
Adjusted for:
Third-party refinery sales	(3,379)	(4,977)
MTM adjustments and settlements on hedges	52	(29)
One-time pilot agreement charges	(864)	–
Restructuring charges	–	124
Operating expense, adjusted	$48,335	$42,039

Total fuel expense, adjusted and Average fuel price per gallon, adjusted

				Average Price Per Gallon
	Three Months Ended			Three Months Ended
	December 31,	December 31,		December 31,	December 31,
(in millions, except per gallon data)	2023	2022	% Change	2023	2022	% Change
Total fuel expense	$2,941	$2,849		$3.01	$3.28
Adjusted for:
MTM adjustments and settlements on hedges	(7)	(70)		(0.01)	(0.08)
Total fuel expense, adjusted	$2,933	$2,778	6%	$3.00	$3.20	(6)%

21

				Average Price Per Gallon
	Year Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
(in millions, except per gallon data)	2023	2022	% Change	2023	2022	% Change
Total fuel expense	$11,069	$11,482		$2.82	$3.36
Adjusted for:
MTM adjustments and settlements on hedges	52	(29)		0.01	(0.01)
Total fuel expense, adjusted	$11,121	$11,453	(3)%	$2.83	$3.36	(16)%

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to adjusted debt and finance leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, short-term investments and LGA restricted cash, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company's overall debt profile.

(in millions)	December 31, 2023	December 31, 2022	Change
Debt and finance lease obligations	$20,054	$23,030
Plus: sale-leaseback financing liabilities	1,887	2,180
Plus: unamortized discount/(premium) and debt issue cost, net and other	83	138
Adjusted debt and finance lease obligations	$22,024	$25,349
Plus: 7x last twelve months' aircraft rent	3,724	3,558
Adjusted total debt	$25,748	$28,906
Less: cash, cash equivalents and short-term investments	(3,869)	(6,534)
Less: LGA restricted cash	(455)	(69)
Adjusted net debt	$21,424	$22,303	$(879)

Gross Capital Expenditures. We adjust capital expenditures for the following items to determine gross capital expenditures for the reasons described below:

Net cash flows related to certain airport construction projects. Cash flows related to certain airport construction projects are included in capital expenditures. We have adjusted for these items because management believes investors should be informed that a portion of these capital expenditures from airport construction projects are either funded with restricted cash specific to these projects or reimbursed by a third party.

Financed aircraft acquisitions. This adjusts capital expenditures to reflect aircraft deliveries that are leased as capital expenditures. The adjustment is based on their original contractual purchase price or an estimate of the aircraft's fair value and provides a more meaningful view of our investing activities.

	Three Months Ended
(in millions)	December 31, 2023	December 31, 2022
Flight equipment, including advance payments	$1,085	$1,643
Ground property and equipment, including technology	517	557
Adjusted for:
Net cash flows related to certain airport construction projects	(400)	(87)
Gross capital expenditures	$1,201	$2,113

22

	Year Ended
(in millions)	December 31, 2023	December 31, 2022
Flight equipment, including advance payments	$3,645	$4,495
Ground property and equipment, including technology	1,678	1,871
Adjusted for:
Financed aircraft acquisitions	461	206
Net cash flows related to certain airport construction projects	(479)	(564)
Gross capital expenditures	$5,305	$6,008

23